10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

Pennsylvania Municipal Bond Fund

Security

Children's Trust Tobacco Settlement

Advisor

EIMCO

Transaction

 Date

10/3/02

Cost

$2,434,375

Offering Purchase

0.227%

Broker

Salomon Smith Barney Inc.
Underwriting

Syndicate
Members

Wachovia Bank, National Association

Fund

New Jersey Municipal Bond Fund

Security

Monmouth County Improvement Authority

Advisor

EIMCO

Transaction

 Date

11/15/02

Cost

$1,496,731

Offering Purchase

4.360%

Broker
------
Advest Inc.
Underwriting
------------
Syndicate
Members
Advest Inc.


Fund

New Jersey Municipal Bond Fund

Security

Monmouth County Improvement Authority

Advisor

EIMCO

Transaction

 Date

11/15/02

Cost

$1,027,710

Offering Purchase

3.020%

Broker

Advest Inc.
Underwriting

Syndicate
Members

Ryan, Beck & Co.
Wachovia Bank, National Association

Fund

Connecticut Municipal Bond Fund

Security

Children's Trust Tobacco Settlement

Advisor

EIMCO

Transaction

 Date

10/3/02

Cost

$486,875

Offering Purchase

0.045%

Broker

Salomon Smith Barney Inc.
Underwriting

Syndicate
Members

ABN AMRO Financial Services, Inc.

Fund

Connecticut Municipal Bond Fund

Security

State of Connecticut Health and Educational Facilities Auth
Advisor

EIMCO

Transaction

 Date

5/6/02

Cost

$1,000,000

Offering Purchase
-----------------
3.97%
Broker
------
Advest, Inc.
Underwriting
------------
Syndicate
Members
Wachovia Bank
Advest, Inc.
Quick & Reilly, Inc.